POWER OF ATTORNEY
The undersigned hereby appoints each of Michael Battaglioli, Randy Sims, Amy
Abrams, Shane Dawson and Patricia Davies, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Cerner Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder ("Act"), any Form 144 and any Schedules 13D or 13G;

(2)	do and perform any and all acts for an on behalf of the undersigned which may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission ("SEC") of reports required by Section 16(a) of the Act, including completing, executing and filing any Form ID (Uniform Application for Access Codes to File on EDGAR) and any other related agreement, certificate or document;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144, 3, 4 or 5, and any Scheduled 13D or 13G, to complete and execute any amendment or amendments thereto, and to timely file such forms with the SEC and any stock exchange or similar authority; and,

(4)	do and perform any and all acts of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibility to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall replace all prior Power of Attorney forms and shall remain in full force and effect until (i) the undersigned is no longer required to file Forms 144, 3, 4 and 5 and any Scheduled 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, or (ii) the aforenamed Messrs. Battaglioli, Sims, or Dawson, or Mses. Abrams or Davies are no longer employed by the Company or its subsidiaries, in which case this Power of Attorney shall automatically terminate (but previous actions shall remain valid) with respect to such attorney-in-fact immediately upon his or her termination of employment, or (iii) this Power of Attorney is earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of January, 2019.

Signature: /s/ Donald Trigg
Name:   Donald Trigg


STATE OF MISSOURI             )
                                                 ) ss.
COUNTY OF CLAY         	     )

On this 16th day of January, 2019, before me, the undersigned notary public, personally appeared Donald Trigg, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained. In witness whereof, I hereunto set my hand and official seal.




                                     /s/ Brittney McCullough
	                                 Brittney E. McCullough	(printed name)